SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 5, 2006

                             ON2 TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                    (State of incorporation or organization)

                                     1-15117
                            (Commission File Number)

                                   84-1280679
                        (IRS Employer Identification No.)

                21 CORPORATE DRIVE, SUITE 103, NEW YORK, NY 12065
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 NOT APPLICABLE
       (Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01  OTHER EVENTS

On March 2, 2006, the Company filed a Form 8-K, which disclosed that it had voluntarily reported to the Securities and Exchange Commission ("SEC") that the Company had undertaken an internal investigation into facts and circumstances concerning investor and other communications made by the Company's former Chairman, Chief Executive Officer and President (the "Former Executive"). The Company has completed its internal investigation and a final report was delivered to the Audit Committee of the Board of Directors on May 5, 2006 and was delivered to the SEC and the American Stock Exchange on May 9, 2006. The Company has agreed to work with the SEC and the American Stock Exchange in connection with any investigations conducted by them.

The Company believes that the investigation will not have any effect on previously filed financial statements and that the final findings of the investigation will not lead to any restatement of reported financial results. While the Company continues to disavow any statements made by the Former Executive in any non-public forums and disavows any information posted on any web-based financial message board, the Company believes that the final findings of the investigation do not require any amendment of the disclosures previously made by the Company.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

None.




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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 9, 2006                          ON2 TECHNOLOGIES, INC.


                                           By:   /s/ Bill Joll
                                                 ----------------------
                                           Name:  Bill Joll
                                           Title: CEO